Exhibit 99.1

Company Name: Impac Mortgage Holdings, Inc. (IMH)

Event: JMP Financial Services & Real Estate Conference

Date: September 27, 2016

<<Trevor Cranston, Analyst, JMP Securities>>

All right. I think its time to get going with the next presentation. So next company up today, little bit of a unique company today, most of the others have been mortgage REIT so far, but we have Impac Mortgage up next, ticker IMH.

The Company’s market cap is currently about $214 million, stock is trading around $13.40. So this is one of the small number of public companies we have out there who is pure play residential mortgage originator and it is also one of the very small number of companies who were able to survive the crisis and continue as an independent company.

They are now structured as a C-Corp not a REIT and significantly they made a very big acquisition in the beginning of 2015 with a company called CashCall Mortgage, which has resulted in very significant origination growth for the company over the last couple of years. And I believe they are now ranked in the top 20 in national mortgage originators. They also recently completed a capital raise pricing 3 million in shares at $13, which I am sure we’ll talk about more in a second.

Presenting for the Company today, we have Bill Ashmore, the President, along with Todd Taylor, the CFO. So with that I’ll turn it over to Bill.

<<William Ashmore, President>>

Great, Trevor. Thank you. As Trevor mentioned, we were — we went public in 1995 originally as a real estate investment trust, focusing in on at that point in time, I’ll say mortgages. We originated over $90 billion, securitized $60 billion and ended up in mid-2005/2006 range timeframe was about $30 billion on our balance sheet, which today we still have a portion of those residuals on our balance sheet there is still cash flow, pretty nicely here ongoing and we have added to that portfolio going on now nine years.

As Trevor mentioned, we’re a top 20 residential mortgage originator, and we’re 15th largest seller to Fannie Mae today. We are independent non-bank, we also provide related real estate services in our real estate services group. And we also have servicing portfolio of mostly conventional loans we’ll go into a little bit later.

We are still a master servicer with over $6 to $7 billion under our — oversight today and the current cash flow as I mentioned earlier is somewhere between $500,000 to $1 million a month on that legacy portfolio.

As Trevor mentioned we converted to a C-Corp in 2009. We did not really need to maintain its restructure because we had substantial amount of net loss carry forwards which Todd will go into a little bit.

We’re a fully licensed Fannie, Freddie, Ginnie Mae, seller/servicer. We have a small mortgage servicing portfolio in non-QM but basically the majority of the portfolio is made up of conventional and FHA loans that we service in from Ginnie Mae, Fannie and Freddie. We’re licensed in almost every state that we want to be in which is 44 states in the retail side, 49 states in our business.

Let’s go to slide number three. This gives you an overview relative to — well clearly tell what our businesses are. In 2015 we had about $9 billion we originated, primarily in Fannie, Freddie and smaller portion of FHA/VA that we sold at Ginnie Mae.

75% of our production is through our retail lending division, CashCall Mortgage which we acquired in 2015, represents as I said the majority of our originations. It is a centralized call center in Orange, California operating in a very sophisticated CRM system. It’s on top of a highly customized loan origination system that allows us to be able to originate and close loans very efficiently and on average 15 to 17 days, that’s probably as much as two to four times quicker than a lot of — especially bank competitors of ours.

We are generating leads through a national cable and radio, currently about 30% of the production is through the Internet. We also do direct mail and we have trigger campaigns which I’ll go into a little bit later relative to how we are acquiring these leads.

Certainly our most recent ads have been successful. Currently we’re running on cable, radio and cable TV under the Brexit monitor and we are — this was started a weekend that we actually came out and run the road show, which is a couple weeks ago. And we’re still maintaining upwards of 1500 to 2000 phone calls a day on that particular ad which is advertising basically a refinance at 2.62.5 interest rate.

Our wholesale and correspondence divisions which are business to business are more spread out from their product diversification. We do a good portion of the conventional, but we also have 30% to 40% amount reduction being done in FHA/VA. Correspondent amounts to about 14% of the production to-date, wholesale is about 11%, correspondent mean that we’re buying loans or close loans from other mortgage bankers, wholesale means that we are — our customer is a broker who will originate the loan delivered to impact who will underwrite and close the loan.

Our strategy, our business site is to offer a wide product menu both Fannie, Freddie FHA/VA, USDA and also non-QM and I’ll go into non-QM a little bit later as a product we’ve been involved with for the last couple of years.

So we are a service-oriented with a wide product menu and not best price in town. So all the focus here on business to business is not offering the best price, its more of a product and service play, where as the retail is definitely a service but also best price. We are — we look ourselves as a wholesale lender direct to consumer on the retail side.

In addition to some uniqueness relative to the origination that we do in the business to business side is we offer re-warehousing. Prior to ‘07 we were — we had over $900 million with re-warehouse accounts out there. We closed that down in 2007 during the melt down, but started this up again a couple of years ago.

We have about $100 million outstandings and this is where we offer those brokers who want to be bankers, small warehouse lines to get them liquidity to fund their loans and also offer to fund more liquid products like non-QM mortgages.

And today we’ve been one of the pioneers on the non-QM mortgages based on the Dodd-Frank regulations that came out a couple of years ago. The basic product that we offer is a bank statement product. So we’re qualifying mostly self-employed borrowers representing about 60% of the non-QM production where the debt to income ratio is derived from cash flows off from bank statements, rather than looking at the cash returns.

Second product is an investor product, it’s a commercial loan, so we don’t really have to follow Dodd-Frank but there is a — it’s about 25% of the business, where as the self-employed borrower into the bank statement program represents upward to 60%. The remaining amount of 15% to 20% is, what we would call, our Agency Plus program that will take borrowers that maybe of a higher DTI, with 43 DTI. They have an interest only portion of the payment. They may have multiple finance properties that Fannie and Freddie are not allowed to be financed with that. So basically it is a traditionally documented loan, but it’s not available to the agencies.

On servicing side, in 2015 we were net seller of MSRs, mortgage servicing rights for Fannie, Freddie and Ginnie Mae. The prices were robust, so we were net sellers, plus also from a capital management position we felt it was most prudent to take advantage of higher prices and better manage our capital. We were net seller of mortgage servicing rights.

We had prices well over 100 basis points. We had sales in middle of last years, as much as 120 basis points. Those same loans today or same mortgage servicing rights today have prices depressed in the mid-70s to may be 80 basis points plus. We think the inherent value of generational low MSR rates gives us a big advantage here to be able to retain as opposed to selling them into a depressed market.

But a big portion of our strategy shift was not only depressed MSR pricing, it was the ability to take CashCall Mortgage acquisition, fine-tune the retention teams at the unit and be able to have an industry-leading 80% plus percent retention rate. So even though over the last couple of months we had anywhere from $250 million to $350 million per month paying off, we recaptured those loans of about 84% of those loans, this has been going on in excess of nine months pretty consistent every month. In fact CashCall originated mortgages for over 90% success rate of retention. Business-to-business is in the 40% plus percent range, put those together we’re over 80% successfully overall.

To give you an idea, we on the servicing side, we use LoanCare, which is the Fidelity National Company to do our servicing for us on a sub servicing basis. We own the servicing, but we feel that under the circumstances, we told its better for us to be an owner of a servicer, but necessary the servicer that gives us right now today of net off of our MSR portfolio somewhere around a net 20 basis points after the cost to service.

Now I’ll move on to Slide number 4. And basically what we want to represent here is that the company is basically agnostic as to whether the rates go up or rates go down. When we moved around on the road show we had a 25% of the participants that felt the rates were going to go down, they were convinced with that, this is where the 10-year was in the 170 region, today it’s down back on 150 region. But the other quarter of the participants felt that those rates were definitely going up and the remaining didn’t know what is going on.

So we are rather agnostic whether they are going up or down. As you see here with rates rising which is a bias of the company we think there is going to be raising rates, but if they do start rising we’ll have a slowdown of the refinance business, we’ll have a initial acceleration of purchase business versus refinance and then the wider margin non-QM products will be kicking in.

Today it is a modest number of non-QM we’re doing, about $50 million a month. But we think that based on new technology we rolled out two weeks ago, which gives us the tremendous advantage in this space being the only non-agency provider of a fully automated technology to underwrite the loans. If an underwriter or one of our business partners submits a loan through electronically to us, they will be able to get credit call, it will evaluate the collateral and will give them back a full underwriting decision on that particular loan. But when rates go up, we’re going to have reduced prepayment fees. The MSR portfolio will have a substantial increase in value, the extent the payments of those assets are quite a bit longer.

In a falling rate environment or the like the rates we’ve seen over last couple of months which has been more of a stable rate environment, you’re going to see a substantial increase in refinance originations today, where our run rates would be close to $1.5 billion or close to it on monthly rate is where we’re at right now in terms of total overall business; which again will be moving towards about a 30% or more increase over 2015 originations of about $9.3 billion.  This year we will be over $12 billion in originations.

Also in a falling rate environment, you’re going to see depressed values on fair value basis for the evaluation of our MSRs. But we’re going to see a substantial increase in the servicing polio targeted to be in excess of $12 billion at the end of the year and we’re targeting $20 billion for next year.

If you do the math, looking back in 2015 our net servicing taxable income was not a big number. This year as we move towards $12 billion and then over to $20 billion over the next year using that 20 basis point and that is kind of proxy, you’re going to see that its going to start delivering a substantial amount of taxable income going into mid to later next year, which will — which should offset by substantial amount any slowdown in the refinance activity in a potential higher interest environment.

Next off is Slide Number 5. And basically the reason why we raised the capital is that we think again a very unique opportunity, generational lows in interest rates. To give you an idea or perspective on the value of our MSR portfolio, at $10 plus billion today, soon to be $12 billion by the end of the year, we have a weighted average coupon on that portfolio of 3.79% and dropping, to give you an idea the context of other players with much larger portfolios its going to be over 4%.

So we clearly have an advantage with a generational low vintage growing amount of MSRs in our portfolio. We also are in the process of finalizing an MSR financing facility. With about 4.5% advance rate, LIBOR plus four and a quarter and we believe that the deployment of the capital, plus instituting the financing facility should deliver a mid-teen return on these MSRs.

And we feel pretty good about that because the way that we’re looking at it is that whether rates go up or down we still feel that we’re — we’re in a good hedge position. Hedging with the retention on one side, but also using mortgage-backed securities on 10% to 15% of the MSR portfolio as a traditional hedge that is being used by a lot of other players out there.

But also a lot less volatility to us because of potential market congress when you have large MSR or large mortgage-backed positions we’re not going to see that relative to only having 10% or 12% amount that is going to be hedged with the mortgage-backed.

Also would be the other growth areas is the increase in the diversification. We really have a heavy footprint in Western United States, especially in California, even though California represents 50% of the overall origination market, our originations are quite a bit higher than that. So we do want to get better diversification which will be primarily due correspond in wholesale, but we expand to diversify also in CashCall in terms of taking our advertising out in other geographical areas.

And lastly is the non-conforming mortgage, the non-QM as I talked about earlier, we think that our growth strategy in that is moved towards kind of $1 billion annual run rate in next year and because the product on average is anywhere from 2 to 3 times more profitable than the more traditional products, we think that even though over $1 billion run rate annually if you’re doing $1 billion of that in non-QM it will be a significant — a material amount of revenue.

So combined with the expansion on the non-QM and the expansion of our asset portfolio in MSRs we think that’s going to be — were the main part of the growth strategy. So we are going to come in next year.

Last thing is on barriers to entry is that not only in the non-conforming side but there is a regulatory risk because of capital requirements it is very, very difficult to break into the mortgage space and to be successful. I think its very capital intensive and it also — there is volatility that needs to be sized up relative to the overall organization.

We have a full risk management team. We’ve got a full assortment, although I am not happy about with non-revenue producing compliance officers and attorneys, but its kind of the new way of how you are doing business because you need to have sophistication on the legal and compliance side.

So all that being said, let me have Todd go to the next slide and kind of get the high points here from a financial standpoint and then we can open up for questions.

<<Todd R. Taylor, Executive Vice President, Chief Financial Officer>>

Thanks, Bill. As you can see in the couple of years our origination volume has increased dramatically, as well as alongside our gain on sale margins which continued to be a very attractive today and mostly due to the consumer direct channel we added in 2015 in CashCall mortgage.

Year-to-date, I think Bill mentioned we were $8.4 billion on year-to-date and expecting to be somewhere around $12 billion for the end the year, which will be about 25% increase over last year. As well as he talked about significant growth in the servicing portfolio and MSR value, although the MSR values down from the end of the year because of the overall portfolio, but with the new coupons that we are bringing on it, so its a slow rate, the new MSRs carry a much higher value.

Our servicing portfolio, it’s there on the screen which was $6.6 billion at the end of June is $8.6 billion is at the end of August and again it should be close to $12 billion by the end of the year. And as most you know we have completed most recently a follow-on offering just last week increasing our book value and our equity by $42 million, taken us to about $190 million in pro forma book value.

But lastly and kind of most importantly from our standpoint as it relates to the balance sheet right now today is this NOLs that we carry. So over the years we’ve built up a significant NOLs balance carry forward getting to nearly $500 million on a federal basis which will make us extraordinarily tax efficient for many, many years to come. Those NOLs, federal NOLs start to expire in 2027 and so we’ve got many years that we’ll be able to retain earnings and not paying taxes on federal leases without a doubt, which will obviously be a large increase over the years to our book value.

The questions I get or the question I get most on the earnings call is, you know, when do you guys going to be able recognize more of the DTA on a balance sheet and that’s more of a GAAP exercise that we go through to look at that and analyze that and that’s based on projected taxable earnings. So at some point in time, probably the later half of 2017, we’ll be recognizing more, but especially in a servicing retention position that we are in right now basically you’re actually creating a more of a deferred tax liability along the way in which case the ability to add to your asset is diminished. But having that said, we will be very tax efficient throughout and hope to have some more recognition of that NOL or that DTA into 2017.

<<Trevor Cranston, Analyst, JMP Securities>>

Shall we open up for questions?

<<Todd Taylor, Chief Financial Officer>>

Yes, that’s it. So anybody have any questions for us, we have just couple of minutes.

Q&A

<Q>: [Question Inaudible]

<A — William Ashmore>: It’s interesting that I was checking that over the last quarter and within the last 60 days we’ve seen a market increase — market increased of cash-out refinance. The definition you got refinance no cash-out, you got limited cash-out refinance and a couple of thousand dollars, but you got call on cash-out over $2,000 and that’s right now standing on about the cash-out limit cash-out could be as much as 30% of refinances.

And that will continue to grow. So the point being is that even though it may show off a certain amount of the rate term refinances, even with some higher rates we’re still going to get the pent up demand for people going, I’m going to pay up with my credit cards, et cetera to do cash-out.

<Q>: [Question Inaudible]

<A — William Ashmore>: About 61% loan-to-value on our MSR portfolio, there is a lot of equity in there. So even if they came in certainly with a 5% or 10% out, I am still going to reach on.

<Q>: [Question Inaudible]

<A — William Ashmore>: Any questions?

<Q — Trevor Cranston>: I have one on the expansion potential for CashCall geographically. Can you talk about what that requires in terms of capital commitment from you guys or if it can basically all be done still through the center you have down in Southern California?

<A — William Ashmore>: We know there was a question that was brought up earlier in terms of their — one of the most successful stores out there is Quicken. But Quicken also has I think 15 or 18 centers, so its not — they are just got of one origination center like we are at Orange.

We are — there was a contemplation we made, open up a center in Southern California that would — there was some capital outright with that one; on the flipside, we do know that in order for us to expand in some of these other geographic areas we will have to spend some money from a marketing standpoint, given idea today marketing on a monthly basis could range from $1.5 million to $2 million to 4 million. So — and obviously more that we want push the paddle in terms of to create originations, we will be spending more money on that side.

What we saw is, right now we — when we see the opportunity that’s what we are out there and doing some pretty heavy advertising right now and obviously we’re receiving a lot of phone calls with some big conversion rates. But the question is that which out way we’re going go, we will definitely be advertising more in these other areas or other products. We are also are moving towards now, nurturing more of the purchase money transaction, where previously they would have said, if you don’t have a property then call me later; if you have a property, we’ll do the loan right now. Now we’ve got the CRM system set up to where we will take those borrowers and we will merge them with some e-mails over time. So when they do a get a property in line then we have a direct line back to us. Yes, sir?

<Q>: [Question Inaudible]

<A — William Ashmore>: Taylor, talk about the year-to-date.

<A — Todd Taylor>: In the first of the year was around 240 bps and of recently it’s grown some up to 270 bps. Although we’re not necessarily saying that that’s going to be sustainable, but we’re definitely benefiting from those margins today.

<Q>: [Question Inaudible]

<A — Todd Taylor>: Yes.

<<Trevor Cranston, Analyst, JMP Securities>>

I think we’re out of time. So with that’s thank you guys for the presentation.

<<William Ashmore, President>>

Thanks, Trevor.